H07427

FILED

JUL 19 8 30 AM '85

SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLES OF INCORPORATION

OF

OMNI DOORS, INC.

****

We, the undersigned, do hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, and do hereby adopt the following Articles of Incorporation:

ARTICLE I.

The name of this corporation shall be:

OMNI DOORS, INC.

ARTICLE II.

The corporation is organized for the following purposes:

(a) To purchase real estate, make and purchase materials for the construction of buildings; to erect buildings; to own, manage, operate, lease and sell buildings; to conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing, or doing any other work in connection with any and all classes of buildings and improvements of any kind and nature whatsoever; to enter into contracts and arrangements of all kinds; to carry on and undertake any business undertaking, transaction or operation commonly carried on in connection with the above-described businesses, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights; to own, hold, buy, control, work, develop, sell, convey, lease, pledge, maintain, mortgage, exchange, cultivate, subdivide, improve and otherwise deal in and dispose of real estate, goods, wares, merchandise and property of any and every class and description; to borrow and lend money, to own stock in any other corporation; to evidence and secure its indebtedness and to do and perform any and all other acts which may be desirable for carrying out the interests, intents and purposes of this Company.

(b) To carry on business in the United States or elsewhere as factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in, at wholesale or retail, merchandise, goods, wares, products and commodities of every sort, kind or description; to open stores, offices or agencies throughout the United States or elsewhere; to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any persons or companies; to enter into partnership or into any arrangements for sharing profits, union interests, reciprocal concessions, or cooperate with any persons or companies; to transact any and all business lawful under the laws of the State of Florida or of the United States of America.

ARTICLE III.

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100 shares of stock at NO par value each, no pre-emptive rights, non-assessable. Such shares are to consist of one class only.

ARTICLE IV.

This corporation is to exist perpetually.

ARTICLE V.

The street address of the initial registered office of this corporation shall be 1541 N.W. 15 Street Road, Miami, FL. 33125 and the name of the initial registered agent of this corporation at that address is BRIAN R. McCOMB . The corporation may have such other places of business, both within and without the State of Florida, and in foreign countries, as may be necessary and convenient.

ARTICLE VI.

The Board of Directors of this corporation shall consist of not less than 3 member(s), initially. The number may be increased or diminished from time to time, but shall never be less than 3 ;

ARTICLE VII.

The names and post office addresses of the members of the first Board of Directors who shall hold office for the first year of the corporation's existence, or until their successors are elected and qualified, are:

Office Name Address

President: JAMES R. CAVANAUGH, 1700 N.W. 67 Ave., #110, Hialeah, FL. 30315

Vice President: NONE

Secretary: Joseph A. Agosta, 11286 N.W. 14 Ct., Pembroke Pines,FL.33026

Treasurer: Joseph A. Agosta, 11286 N.W. 14 Ct., Pembroke Pines,FL.33026

Chairman of the Board: Donald E. Courtney, 1051 E. 24th St., Hialeah, FL. 33013

ARTICLE VIII.

The names and post office addresses of the subscribers to these Articles of Incorporation, and the number of shares of stock each agrees to take are:

Name	Address	Number of Shares
James R. Cavanaugh	17000 N.W. 67 Avenue Hialeah, FL. 30315	25
Joseph A. Agosta	11286 N.W. 14 Ct. Pembroke Pines, FL. 33026	24
Donald E. Courtney	1051 E. 24th Street Hialeah, FL. 33013	51

ARTICLE IX.

The management and control of the business of the corporation shall be conducted under the direction of the Board of Directors by the following officers who shall be elected by the Board of Directors, to-wit: a president, one or more vice presidents, a treasurer and a secretary, and/or one or more assistant secretaries, provided that any one or more of said offices with the exception of the presidency may be held by the secretary or assistant secretary of the corporation.

IN WITNESS WHEREOF, the subscribers have hereunto set their hands and seals this 16th day of JULY, 1985.

[signature]

[signature] Joseph A. Agosta

[signature] Courtney

STATE OF FLORIDA)
: SS
COUNTY OF)

I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County above named to take acknowledgments, personally appeared James R. Cavanaugh, Joseph A. Agosta, Donald E. Courtney to me known to be the person(s) described as subscriber(s) in and who executed the foregoing Articles of Incorporation, and (t)he(y) acknowledged before me that (t)he(y) subscribed to those Articles of Incorporation of their own free will for the purposes therein expressed.

WITNESS my hand and official seal at Hialeah, Florida, this 16th day of July, 1985.

My Commission Expires:

[signature] Mildred Clark Barrow
Notary Public

NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. DEC 6, 1987
BONDED THRU GENERAL INS. UND.

(SEAL)

RESIDENT AGENT CERTIFICATE

FILED
JUL 19 9 20 AM '85
SECRETARY OF STATE
TALLAHASSEE FLORIDA

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

FIRST--THAT OMNI DOORS, INC.
(NAME OF CORPORATION)

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAW OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT CITY OF

MIAMI, STATE OF FLORIDA,
(CITY) (STATE)

HAS NAMED BRIAN R. McCOMB, ESQ.,
(NAME OF RESIDENT AGENT)

LOCATED AT 1541 N.W. 15th Street Road,
(STREET ADDRESS AND NUMBER OF BUILDING)
POST OFFICE BOX ADDRESSES ARE NOT ACCEPTABLE

CITY OF Miami, STATE OF FLORIDA, AS ITS AGENT
(CITY)

TO ACCEPT SERVICE OF PROCESS WITHIN THE STATE OF FLORIDA.

SIGNATURE: Joseph A. Acosta

TITLE: Secretary Treasurer

DATE: 7/16/85

ACCEPTANCE OF RESIDENT AGENT

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE NAMED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

SIGNATURE: Brian R. McComb
(RESIDENT AGENT)

DATE: July 16, 1985

CORP. - 1/1/76
SEC. OF STATE - FLA.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OMNI DOORS, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article II. Article II of the Corporation's Articles of Incorporation shall be amended, effective immediately to read in its entirety as follows:

"ARTICLE II

A. This corporation is organized and authorized to conduct any type of business which is lawful under the laws of the State of Florida."

B. Article III of the Corporation's Articles of Incorporation be amended, to read in its entirety as follows:

"ARTICLE III

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 25,000,000 shares of common stock with no par value, no pre-emptive rights, non-assessable. Such shares are to consist of one class only."

C. Article VIII of the original Articles of Incorporation shall be deleted as no longer necessary and that Article IX be renumbered as Article VIII of the Articles of Incorporation.

SECOND: Upon adopt of the amendment to Article III, a forward split of the Company's common stock shall be effected in the form of a 114,000 to one stock dividend.

THIRD: The date of each amendment's adoption is June 1, 1994 (Article II), and October 1, 1997 (Articles III and VIII).

FOURTH: The amendments were approved by the shareholders. The number of votes cast for the amendments was sufficient for approval.

Signed this 23rd day of October, 2001.

Kevin B. Halter, President

S:\client-h\08368.10\ArtAmend.doc

01 OCT 25 PM 4:29
FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OMNI DOORS, INC.

Pursuant to the provisions of Section 607.10025, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article III of the Corporation's Articles of Incorporation be amended, to read in its entirety as follows:

"ARTICLE III

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is reduced from 25,000,000 shares of common stock with no par value, no pre-emptive rights, non-assessable to 2,500,000 shares thereof. Such shares are to consist of one class only."

SECOND: Upon adoption of the amendment to Article III, the shares of common stock shall be reclassified, such that one new share of common stock, no par value, shall be issued in place of each ten outstanding shares of no par value common stock. Each shareholder shall be required to endorse and return each outstanding share of common stock for reissuance of reclassified shares of common stock. No fractional shares shall be issued, and any fractions of shares will be rounded to the nearest whole share.

THIRD: The date of each amendment's adoption is October 23, 2001.

FOURTH: The amendment was approved by the Board of Directors under Section 607.10025; shareholder approval was not required.

Signed this 25th day of October, 2001.

Kevin B. Halter, President

S:\client-h\08368.10\ArtAmend3.doc

FILED
01 OCT 25 PM 4 32
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OMNI DOORS, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article III of the Corporation's Articles of Incorporation be amended, to read in its entirety as follows:

"ARTICLE III

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 25,000,000 shares of common stock with no par value, no pre-emptive rights, non-assessable. Such shares are to consist of one class only."

SECOND: Not applicable.

THIRD: The date of each amendment's adoption is October 24, 2001.

FOURTH: The amendments were approved by the shareholders. The number of votes cast for the amendments was sufficient for approval.

Signed this 25th day of October, 2001.

Kevin B. Halter, President

S:\client-h\08368.10\ArtAmend2.doc

FILED
2002 JUN 25 AM 11:38
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OMNI DOORS, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation.

FIRST: Amendment adopted: Article I of the Corporation's Articles of Incorporation, as heretofore amended, be amended to read in its entirety as follows:

"ARTICLE I.
The name of this corporation shall be: King Ball International Technology Corporation."

SECOND: The date of the adoption of the foregoing amendment was June 20, 2002.

THIRD: The foregoing amendment was approved by the shareholders of the corporation by votes sufficient for approval.

Signed this 20th day of June, 2002.

Chin Chung Hsu
Chin-Chung Hsu, President

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

KING BALL INTERNATIONAL TECHNOLOGY CORPORATION

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation.

FIRST: Amendment adopted: Article I of the Corporation's Articles of Incorporation, as heretofore amended, be amended to read in its entirety as follows:

"<u>ARTICLE I.</u>

The name of this corporation shall be: Kid Castle Educational Corporation."

SECOND: The date of the adoption of the foregoing amendment was August 15, 2002.

THIRD: The foregoing amendment was approved by the shareholders of the corporation by votes sufficient for approval.

[SIGNATURE PAGE FOLLOWS]

FILED
02 AUG 19 AM 11:58
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

H02000182823

IN WITNESS WHEREOF, the undersigned have duly executed this Unanimous Consent as of the 15th day of August, 2002.

Chin-Chung Hsu — Pres., Treas., Dir.

Wen-Hao Hsu — Sec.

Chien-Hwa Liu — Dir.